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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of Questcor Pharmaceuticals, Inc. (formerly Cypros Pharmaceuticals Corporation) and to the incorporation by reference therein of our report dated February 14, 2000, with respect to the consolidated financial statements of Questcor Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the five month period ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP


Palo Alto, California
September 26, 2000


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